CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Select Equity Trust



We consent to the use of our report, dated August 6, 1999, for Evergreen Select Special Equity Fund and Evergreen Select Social Principles Fund each a portfolio of Evergreen Select Equity Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS in the Prospectus/Proxy Statement.

                                             /s/KPMG LLP


Boston, Massachusetts
April 3, 2000